Exhibit 10.3

HEARTLAND DENTAL HOLDING CORPORATION

April [●], 2023
Align Technology, Inc.
410 North Scottsdale Road, Suite 1300
Tempe, Arizona 85288

Ladies and Gentlemen:
Reference is made to that certain Subscription Agreement, dated on or about the date hereof (the “Subscription Agreement”), by and between Align Technology, Inc., a Delaware corporation (“Align”), and Heartland Dental Holding Corporation, a Delaware corporation (the “Company”). In further consideration for the willingness of Align to purchase those certain shares of Class A Common Stock, in the aggregate amount of $75,000,000, pursuant to the Subscription Agreement (the “Shares”), and to enter into that certain Stockholders’ Agreement (the “Stockholders’ Agreement”), dated on or about the date hereof, by and among (i) the Company, (ii) Heartland Dental Topco, LLC, a Delaware limited liability company (“Topco”), (iii) KKR Core Holding Company LLC, a Delaware limited liability company (“KKR Core”), KKR Partners IV L.P., a limited partnership formed in Ontario, Canada (“KKR Partners”), and each other member of the Sponsor Group that may become a party thereto in accordance with the terms thereof, and (iv) Align and any Permitted Transferee thereof that or who becomes a party thereto in accordance with the terms thereof (Align and such Permitted Transferees, together with the Company, Topco, KKR Core, KKR Partners, and any Sponsor Group Permitted Transferee that beneficially owns any Company Securities, the “Parties”), the Parties hereby agree as follows:

1.Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders’ Agreement. For purposes of this Side Letter (this “Side Letter”), “Financing Documents” means the Subscription Agreement, the Stockholders’ Agreement, the Second Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company, this Side Letter and any document entered into or executed in connection therewith (in each case, as amended, supplemented and/or restated, from time to time, as applicable) to which each of the Company, Align and/or the Sponsor Group are parties and/or are subject.
2.No Business Restrictions. Notwithstanding any provision to the contrary in any Financing Document or any commercial or other agreement with the Company and/or the Sponsor Group to which Align and/or one or more of its Affiliates (as applicable) is a party, without Align’s prior written consent (which consent may be withheld in its sole and absolute discretion), the Parties agree that, in any situation, set of facts or circumstance of any kind (including, without limitation, pursuant to (i) a sale of the Company and/or Topco (including without limitation a (1) Change in Control (including without limitation a Drag-Along Sale), (2) the sale, lease, exchange, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company and/or Topco or any subsidiary thereof of all or substantially all the assets of the Company and/or Topco and their respective subsidiaries taken as a whole, (3) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Company and/or Topco if substantially all of the assets of the Company and/or Topco and its and/or their respective subsidiaries taken as a whole are held by such subsidiary or subsidiaries, or (4) any other similar transaction or transactions to those described or contemplated by the foregoing clauses (1)-(3)), (ii) an IPO Conversion, and/or (iii) any obligation on Align or its Affiliates to reasonably cooperate with OTPP regarding the 30% Rule), neither the Company, Topco, nor any of their respective Affiliates shall take, and the Sponsor Group shall not cause the Company, Topco nor any of their and its respective Affiliates to take, any action that directly or indirectly, whether by amendment, merger, recapitalization, reclassification, conversion, consolidation or otherwise, amends, alters or repeals any provision of any Financing Document or any commercial or other agreement by and between or among the Company, Align and/or one or more of their respective Affiliates, and any other parties thereto, that requires Align to (and, in any event, neither Align nor any of its Affiliates shall be required to), enter into, or be bound by or subject to, any provision in (or agree or commit to enter into or be bound by or subject to) any agreement, arrangement, covenant or obligation of any kind (a “Prohibited Agreement, Arrangement or Obligation”) that, directly or indirectly:
(a)limits, restricts, reduces, adversely affects or eliminates in any way Align’s or any of its Affiliates’ ability or freedom to continue, engage in, pursue or explore any current or future business or investment activities, interests, plans or strategies, whether or not it may be potentially and/or actually competitive with the Company, Topco and/or any of their Affiliates (including, without limitation, any non-competition or non-solicitation agreement or any other restrictive covenant of any kind other than customary confidentiality restrictions);
(b)requires Align or any of its Affiliates to enter into, amend, extend, waive or terminate any commercial agreement with the Company, Topco, any of their respective Affiliates or any other Person; or
(c)requires Align or any of its Affiliates to waive or release any claim against the Company, Topco, any of their Affiliates or any other Person.
3.Right to Conduct Activities. The Parties acknowledge that this Side Letter and Align’s investment in the Company are not intended and will not be construed to preclude or limit in any way Align’s or its Affiliates’ independent development or acquisition of products or technologies, or engagement in any business activity (including, without limitation, potentially or actually competitive activities in which the Company, Topco, the Sponsor Group, or any of their respective Affiliates currently are engaged and potentially or actually competitive activities in which the Company, Topco, the Sponsor Group, or any of their respective Affiliates may become engaged in the future). The Parties further acknowledge that (a) Align and its Affiliates are or may be engaged in or possess or may possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes (potentially or actually) with, the investments or business of the Company, Topco, the Sponsor Group or any of their Affiliates, and may provide advice and other assistance to any such investment, business venture or Person, (b) the Company, Topco, the Sponsor Group, any of their Affiliates or any other Person shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom, and (c) any such investment or venture, even if competitive (potentially or actually) with the business of the Company, Topco, the Sponsor Group, or any of their respective Affiliates, shall not be deemed wrongful or improper. Further, neither Align nor any of its Affiliates, shall be obligated to present any investment or business opportunity to the Company, Topco, the Sponsor Group or any of their respective Affiliates even if such opportunity is of a character that, if presented to the Company, Topco, the Sponsor Group or any of their respective Affiliates, could be pursued by the Company, Topco, the Sponsor Group or any of their respective Affiliates (and neither the Company, Topco nor the Sponsor Group or any of their respective Affiliates shall have any right or interest in, nor any expectancy in being offered any such investment or business opportunity), and Align or any of its Affiliates, shall have the right to pursue for their own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity. For the avoidance of doubt, neither Align nor any of its Affiliates shall, as a result of the investment in the Company, be precluded in any way from entering or maintaining an investment or ownership interest in any entity that manufactures, sells, or markets any products or services similar to, in competition with (whether potentially or actually), or related to those manufactured, sold or marketed by the Company, Topco, the Sponsor Group, or one or more of their respective Affiliates.

4.Clarifications. For the avoidance of doubt, nothing in this Side Letter (a) shall preclude the Company or Topco or any of their respective Affiliates or any member of the Sponsor Group from undertaking any transaction of any kind (including, without limitation, any Change of Control, a Drag-Along Sale, an Initial Public Offering or an IPO Conversion), provided that, in connection with such transaction, Align and its Affiliates are not required to enter into, or be bound by or subject to, a Prohibited Agreement, Arrangement or Obligation or (b) shall be deemed or construed to limit the obligations of the Stockholder Group under Section 13 of the Stockholders’ Agreement.
5.Termination. This Side Letter shall terminate upon the earliest to occur of (a) the date on which each of the Parties agree to terminate this Side Letter in writing and (b) the date on which neither Align nor any of its Affiliates owns any of the Shares (or any securities into which the Shares are reclassified, changed, converted or exchanged).
6.Successors and Assigns. The terms and conditions of this Side Letter inure to the benefit of and are binding upon the respective successors and permitted assignees of the Parties. Nothing in this Side Letter, express or implied, is intended to confer upon any party, other than the Parties or their respective successors and permitted assignees, any rights, remedies, obligations, or liabilities under or by reason of this Side Letter, except as expressly provided herein.

7.Specific Enforcement. Each Party acknowledges and agrees that each Party will be irreparably damaged in the event any of the provisions of this Side Letter are not performed by the other Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Parties shall be entitled to an injunction to prevent breaches of this Side Letter, and to specific enforcement of this Side Letter and its terms and provisions, subject to Section 7, in any action instituted in any court of competent jurisdiction (without any requirement to post bond).
8.Miscellaneous. This Side Letter shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. This Side Letter may be executed in counterparts. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The titles and subtitles used in this Side Letter are for convenience only and are not to be considered in construing or interpreting this Side Letter. This Side Letter may not be modified or amended except by a written instrument executed by or on behalf of all of the Parties. No waivers of or exceptions to any term, condition or provision of this Side Letter, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision. If any provision of this Side Letter is declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Side Letter will not be affected thereby. This Side Letter constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof; in the event of any conflict between this Side Letter and any other written or oral agreement relating to the subject matter hereof, whether now existing or hereafter arising, including without limitation the other Financing Documents or any commercial or other agreement (in each case, as amended, supplemented and/or restated, from time to time, as applicable), this Side Letter shall prevail, notwithstanding any “entire agreement,” “merger clause” or other similar provision; and each Party acknowledges that there are no written or oral agreements between the Parties relating to the subject matter hereof, except for the terms, conditions and provisions specifically set forth in this Side Letter. Subject to the immediately preceding sentence, nothing contained in this Side Letter or any other Financing Document shall affect, limit or impair the rights and remedies of Align or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, in its capacity as a commercial counterparty to the other party pursuant to any commercial agreement under which the Company or any of its Affiliates has entered into with Align or any of its Affiliates, whether now existing or hereafter arising. Without limiting the generality of the foregoing, each of Align and its Affiliates, in exercising its rights as a commercial counterparty, shall have no duty to consider its status as a direct or indirect equity holder of the Company, the interests of the Company, or any duty it may have to any other direct or indirect equity holder of the Company. All notices required or permitted hereunder shall be in writing and delivered to each Party at such Party’s respective address, and shall be deemed effectively given, in each case, as set forth in the Stockholders’ Agreement. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SIDE LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

The undersigned hereby execute and deliver this Side Letter as of the date set forth above.

Sincerely,

HEARTLAND DENTAL HOLDING CORPORATION
By:
Name: John Pantazis
Title: Chief Legal & Strategy Officer

HEARTLAND DENTAL TOPCO LLC
By:
Name:
Title:

KKR CORE HOLDING COMPANY LLC
By:
Name: Webster Chua
Title: Manager

KKR PARTNERS IV L.P.
By:
Name: Robert Lewin
Title: Vice President
[Signature Page to Side Letter]

ACKNOWLEDGED AND AGREED:

ALIGN TECHNOLOGY, INC.:

By:
Name:
Title:

[Signature Page to Side Letter]